Exhibit 99.1

Press Release

Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Rob Fink, 212/896-1206

KCSA Strategic Communications

Newport@kcsa.com

NEWPORT CORPORATION REPORTS

THIRD QUARTER 2012 RESULTS

Irvine, California — October 31, 2012 — Newport Corporation (NASDAQ: NEWP) today reported financial results for its third quarter and nine months ended September 29, 2012, and its outlook for the fourth quarter of 2012.  The company noted the following highlights regarding the third quarter:

•                  Net sales of $142.9 million;

•                  Net income attributable to Newport Corporation of $7.6 million, or $0.20 per diluted share, when measured according to generally accepted accounting principles (GAAP);

•                  Net income attributable to Newport Corporation of $13.7 million, or $0.35 per diluted share, when measured on a non-GAAP basis, excluding expenses related to recent acquisitions, restructuring and severance costs, the amortization of intangible assets, stock-based compensation expense, a gain resulting from the sale of a minority-owned investment, and the tax impact of such excluded amounts;

•                  Cash from operations of $26.0 million, of which $4.6 million was used to reduce indebtedness; and

•                  The company is ahead of schedule in its plan to achieve annualized cost savings of $15 million per year through integration synergies and other cost reductions.

Commenting on the results, Robert J. Phillippy, Newport’s President and Chief Executive Officer, stated, “Our third quarter operating income, non-GAAP earnings per share and cash from operations were all at the highest levels we have achieved in any quarter in 2012, despite challenging conditions in our end markets.  The $15 million cost reduction plan we launched earlier this year was well timed, and we are implementing it effectively.  In parallel, we continue to execute our strategic plan, with a focus on new product development and market share gains.  These combined efforts will enable us to achieve strong growth and significant operating leverage as market conditions improve.”

Sales and Orders

Newport’s sales and orders by end market were as follows:

					Percentage Change vs. Prior Year Period
	Three Months Ended		Nine Months Ended		Third	Nine
	September 29,	October 1,	September 29,	October 1,	Quarter	Months
(In thousands, except percentages, unaudited)	2012	2011 (1)	2012	2011 (1)	2012	2012

Sales by End Market

Scientific research and defense/security	$49,935	$41,931	$151,330	$122,986	19.1%	23.0%
Microelectronics	32,799	34,093	110,150	122,008	-3.8%	-9.7%
Life and health sciences	29,200	30,753	99,509	81,785	-5.0%	21.7%
Industrial manufacturing and other	30,947	18,821	92,714	57,362	64.4%	61.6%
Total	$142,881	$125,598	$453,703	$384,141	13.8%	18.1%

Orders by End Market

Scientific research and defense/security	$51,775	$44,369	$151,054	$127,876	16.7%	18.1%
Microelectronics	32,596	32,080	116,756	131,835	1.6%	-11.4%
Life and health sciences	32,999	24,079	115,939	76,287	37.0%	52.0%
Industrial manufacturing and other	26,403	18,077	94,414	56,026	46.1%	68.5%
Total	$143,773	$118,605	$478,163	$392,024	21.2%	22.0%

Notes:

(1)         Certain prior period amounts have been reclassified to conform to the current period presentation.

In the third quarter of 2012, sales and orders increased 13.8% and 21.2%, respectively, compared with the third quarter of 2011, as weakness in some end markets was more than offset by the contributions from the acquisitions of Ophir Optronics and ILX Lightwave, which were not included in the results of the prior year period.  These acquisitions added $26.1 million in sales and $29.0 million in new orders in the third quarter of 2012.

On a sequential basis, sales declined 7.0% compared with the second quarter of 2012, as stronger sales to customers in Newport’s scientific research and defense/security markets partially offset the weakness in the company’s other target end markets.  New orders declined 3.0% in the third quarter of 2012 compared with the second quarter level, due to lower orders from customers in the company’s microelectronics and industrial and other markets, offset in part by higher orders from customers in the company’s life and health sciences and scientific research and defense/security end markets.

Operating Income and Net Income

Newport reported operating income for the third quarter of 2012 of $12.6 million, or 8.8% of net sales, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding acquisition-related expenses, restructuring and severance costs, the amortization of intangible assets and stock-based compensation expense, the company’s operating income for the third quarter of 2012 was $21.2 million, or 14.8% of net sales.

The company reported net income attributable to Newport Corporation for the third quarter of 2012 of $7.6 million, or $0.20 per diluted share, when calculated in accordance with GAAP.  On a non-GAAP basis, excluding the items referenced above, a gain on the sale of a minority-owned investment and the tax impact of such excluded amounts, net income attributable to Newport Corporation for the third quarter of 2012 was $13.7 million, or $0.35 per diluted share.

The company has provided a reconciliation of its gross profit, operating income, net income and net income per diluted share calculated in accordance with GAAP and on a non-GAAP basis following the statements of income and comprehensive income included in this release.  Management believes that the supplemental presentation of non-GAAP financial information helps to provide insight into the company’s core business results, as well as a more meaningful comparison of its financial results between periods.

Cash, Cash Equivalents and Marketable Securities

In the third quarter of 2012, Newport generated $26.0 million in cash from operations, of which $4.6 million was used to reduce indebtedness.  The company ended the quarter with $76.9 million in cash, cash equivalents and marketable securities, an increase of $19.4 million compared with the second quarter of 2012.  In the first nine months of 2012, Newport has generated $54.3 million in cash from operations and reduced its total indebtedness by $37.2 million.

Cost Reduction Plan

The company noted that it continues to implement its broad-based initiative designed to achieve annualized cost savings of $15 million per year.  This initiative includes actions currently underway to maximize operating efficiencies through the integration of the company’s recent acquisitions, as well as other cost reduction steps.  The results of this cost reduction plan contributed significantly to the $4.6 million reduction in selling, general and administrative expenses in the third quarter compared with the second quarter level.

Financial Outlook

The company noted that it does not see a near-term catalyst for improvement in overall market conditions.  As such, the company expects its sales, non-GAAP operating income and non-GAAP net income in the fourth quarter of 2012 to be similar to the third quarter levels.

Mr. Phillippy concluded, “Due to the uncertainty in market conditions, our outlook remains cautious.  As we have done successfully during prior periods of weak market demand, we are continuing to invest in opportunities to drive future growth, while taking actions to enhance our profitability and cash generation.  This balanced approach will fortify our business in the near term and position us well for 2013 and beyond.”

ABOUT NEWPORT CORPORATION

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research and defense/security, microelectronics, life and health sciences and industrial manufacturing markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.

INVESTOR CONFERENCE CALL

Robert J. Phillippy, President and Chief Executive Officer, and Charles F. Cargile, Senior Vice President and Chief Financial Officer, will host an investor conference call today, October 31, 2012, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to review the company’s results for the third quarter of 2012 and its outlook for the fourth quarter of 2012.  The call will be open to all interested investors through a live audio web broadcast via the Internet at www.newport.com/investors.  The call also will be available to investors and analysts by dialing 877-375-4189 within the U.S. and Canada or 973-935-2046 from abroad.

The webcast will be archived on the Newport website and can be reached through the same link.  A telephonic playback of the conference call also will be available by calling 855-859-2056 within the U.S. and Canada and 404-537-3406 from abroad.  Playback will be available beginning at 8:00 p.m. Eastern time today and continue through 11:59 p.m. Eastern time on Wednesday, November 7, 2012.  The replay passcode is 45243447.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, including without limitation statements regarding the status and expected cost savings and other impacts of the company’s cost reduction initiatives, its expectation of strong future sales growth, operating leverage, profitability and cash generation resulting from its execution of its strategic plan and its cost reduction initiatives, and Newport’s expected end market demand, sales, non-GAAP operating income and non-GAAP net income levels in the fourth quarter of 2012.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Assumptions relating to the foregoing involve judgments and risks with respect to, among other things, Newport’s ability to achieve expected benefits from the integration of Ophir Optronics, High Q Laser and ILX Lightwave and its other cost savings initiatives; the strength of business conditions in the industries Newport serves, particularly the semiconductor and defense/security industries; Newport’s ability to successfully penetrate and increase sales to its targeted end markets; the levels of private and governmental research funding worldwide; potential order cancellations and push-outs; future economic, competitive and market conditions, including those in Europe and Asia and those related to its strategic markets; whether its products will continue to achieve customer acceptance; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Newport.  Certain of these judgments and risks are discussed in more detail in Newport’s periodic reports filed with the Securities and Exchange Commission.  Although Newport believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized.  In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Newport or any other person that Newport’s objectives or plans will be achieved.  Newport undertakes no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###

Newport Corporation

Consolidated Statements of Income and Comprehensive Income

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
(In thousands, except per share amounts)	2012	2011	2012	2011

Net sales	$142,881	$125,598	$453,703	$384,141
Cost of sales	80,073	69,815	255,943	210,810
Gross profit	62,808	55,783	197,760	173,331

Selling, general and administrative expenses	37,320	30,417	123,267	93,629
Research and development expense	12,869	11,152	40,319	31,785
Operating income	12,619	14,214	34,174	47,917

Foreign currency translation gain from dissolution of subsidiary	—	—	—	7,198
Gain on sale of investments	950	—	6,248	—
Interest and other expense, net	(2,082)	(2,348)	(7,097)	(6,377)
Income before income taxes	11,487	11,866	33,325	48,738

Income tax provision	3,955	1,364	10,144	3,555
Net income	7,532	10,502	23,181	45,183
Net loss attributable to non-controlling interests	(104)	—	(201)	—
Net income attributable to Newport Corporation	$7,636	$10,502	$23,382	$45,183

Net income	$7,532	$10,502	$23,181	$45,183
Other comprehensive income:
Foreign currency translation gains (losses)	1,399	(5,514)	(499)	(8,649)
Unrecognized net pension losses	10	119	96	544
Unrealized gains (losses) on marketable securities	(13)	481	(120)	(281)
Comprehensive income	$8,928	$5,588	$22,658	$36,797

Comprehensive loss attributable to non-controlling interests	$(94)	$—	$(209)	$—
Comprehensive income attributable to Newport Corporation	9,022	5,588	22,867	36,797
Comprehensive income	$8,928	$5,588	$22,658	$36,797

Net income per share attributable to Newport Corporation:
Basic	$0.20	$0.28	$0.61	$1.21
Diluted	$0.20	$0.27	$0.60	$1.17

Shares used in the computation of net income per share:
Basic	38,264	37,543	38,072	37,342
Diluted	38,645	38,571	38,825	38,732

Other operating data:
New orders received during the period	$143,773	$118,605	$478,163	$392,024
Backlog at the end of period scheduled to ship within 12 months			$154,972	$152,377

Newport Corporation

Supplemental Non-GAAP Measures

(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	September 29, 2012	October 1, 2011	September 29, 2012	October 1, 2011

Net Sales	$142,881	$125,598	$453,703	$384,141

Cost of sales:
Cost of sales - GAAP	$80,073	$69,815	$255,943	$210,810
Amortization of intangible assets	1,071	180	1,431	540
Stock-based compensation expense	189	133	490	354
Acquisition-related costs	—	—	808	—
Non-GAAP cost of sales	78,813	69,502	253,214	209,916
Non-GAAP gross profit	$64,068	$56,096	$200,489	$174,225

Non-GAAP gross profit as a percentage of net sales	44.8%	44.7%	44.2%	45.4%

Operating income:
Operating income - GAAP	$12,619	$14,214	$34,174	$47,917
Amortization of intangible assets	4,615	1,286	14,823	2,798
Stock-based compensation	2,173	1,509	6,265	4,679
Acquisition-related costs	933	759	4,342	3,098
Restructuring and severance costs	823	288	1,846	999
Gain on sale of assets	—	—	(166)	—
Non-GAAP operating income	$21,163	$18,056	$61,284	$59,491
Non-GAAP operating income as a percentage of net sales	14.8%	14.4%	13.5%	15.5%

Net income attributable to Newport Corporation:
Net income - GAAP	$7,636	$10,502	$23,382	$45,183
Foreign currency translation gain from dissolution of subsidiary	—	—	—	(7,198)
Amortization of intangible assets	4,615	1,286	14,823	2,798
Stock-based compensation	2,173	1,509	6,265	4,679
Acquisition-related costs	933	759	4,342	3,098
Restructuring and severance costs	823	288	1,846	999
Gain on sale of assets	(950)	—	(6,414)	(619)
Commitment fee for interim revolving line of credit	—	500	—	500
Release of valuation allowance against certain deferred tax assets	(424)	—	(1,815)	—
Income tax provision on non-GAAP adjustments	(1,129)	(567)	(4,994)	(1,062)
Non-GAAP net income	$13,677	$14,277	$37,435	$48,378

Net income per diluted share attributable to Newport Corporation:
Net income - GAAP	$0.20	$0.27	$0.60	$1.17
Total non-GAAP adjustments	0.15	0.10	0.36	0.08
Non-GAAP net income per diluted share	$0.35	$0.37	$0.96	$1.25

Newport Corporation

Consolidated Balance Sheets

(Unaudited)

	September 29,	December 31,
(In thousands)	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$67,760	$55,701
Restricted cash	2,954	12,367
Marketable securities	6,158	4,787
Accounts receivable, net	94,010	97,690
Notes receivable, net	2,680	2,091
Inventories, net	110,940	112,968
Deferred income taxes	29,809	30,339
Prepaid expenses and other current assets	15,869	15,374
Total current assets	330,180	331,317

Property and equipment, net	84,198	89,873
Goodwill	146,880	143,259
Deferred income taxes	9,151	9,289
Intangible assets, net	140,546	150,572
Investments and other assets	38,697	39,759
	$749,652	$764,069

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings, net	$34,421	$45,149
Accounts payable	29,806	30,856
Accrued payroll and related expenses	27,800	36,914
Accrued expenses and other current liabilities	41,960	39,800
Total current liabilities	133,987	152,719

Long-term debt, net	151,542	178,043
Accrued pension liabilities	25,649	24,444
Other liabilities	37,934	36,586

Total stockholders’ equity of Newport	398,770	370,258
Non-controlling interests	1,770	2,019
Total stockholders’ equity	400,540	372,277
	$749,652	$764,069